Vasomedical, Inc.
180 Linden Avenue
Westbury, New York 11590
Tel: (516) 997-4600 Fax: (516) 997-2299
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                                  NEWS RELEASE
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Contact:                                       Investor Relations:
Thomas Glover, President & CEO                 516-997-4600 ext. 790
516-997-4600                                   investorrelations@vasomedical.com
Thomas Varricchione, Vice President
Marketing, Clinical, Regulatory and Quality Affairs
516-997-4600


        VASOMEDICAL REPORTS FIRST QUARTER FISCAL 2007 FINANCIAL RESULTS

WESTBURY, N.Y. (October 16, 2006) -- Vasomedical, Inc. (OTC BB: VASO.OB), a leader in the noninvasive treatment and management of cardiovascular diseases, today announced financial results for the three months ended August 31, 2006.

Total revenues were $2,082,000 in the first quarter of fiscal 2007, compared with total revenues of $3,536,000 in the first quarter of fiscal 2006. Revenues from equipment sales declined approximately 56% to $1,073,000 in the first quarter of fiscal 2007 compared to $2,457,000 in same period last year. Equipment rentals and services were $1,009,000 in the three months ended August 31, 2006, down approximately 7% from $1,080,000 for the same period in the previous year. The Company recorded a net loss attributable to common shareholders of $539,000 or $0.01 per common share during the three months ended August 31, 2006, compared to a loss of $1,698,000 or $0.03 per common share during the three months ended August 31, 2005.

Thomas Glover, president and chief executive officer of Vasomedical, commented, "The recent publication of the positive PEECH study provides additional clinical evidence that EECP(R) therapy again has been proven to be an effective, safe, noninvasive, low cost therapy for ischemic heart disease, however the therapy continues to face significant challenges obtaining broader adoption in the cardiology community due in large part to reimbursement policies that limit the patient population and restrict availability of the therapy. We are committed to working diligently with leading physicians in the cardiology community to obtain a broader understanding of the therapy's many benefits and with CMS to expand reimbursement coverage for patients not already covered under the existing guidelines."

Mr. Glover continued, "We are continuing efforts to preserve cash, we have reduced expenditures in areas including clinical research, product development, as well as sales and marketing, and we are continuing to restructure our costs to be better aligned with potential near-term sales. These cuts, while necessary, have restricted our ability to advance the adoption of EECP(R) therapy in the medical market place." As of August 31, 2006, the Company had cash, cash equivalents and certificates of deposit balances of $1,791,000 compared with $2,386,000 as of May 31, 2006 and working capital as of August 31, 2006 of $2,255,000 as compared with $2,867,000 as of May 31, 2006.

Conference Call

The company will not be holding a conference call at this time to discuss these financial results.

About Vasomedical, Inc. and EECP(R) Therapy

Vasomedical, Inc. develops, manufactures and markets EECP)R) therapy systems to deliver its proprietary form of enhanced external counterpulsation therapy. EECP? therapy is a noninvasive, outpatient therapy used in the treatment of ischemic cardiovascular diseases, currently used to manage chronic stable angina and heart failure. The therapy increases blood flow and oxygen supply to the heart muscle and other organs and decreases the heart's workload and need for oxygen, while also improving function of the endothelium, the inner lining of blood vessels throughout the body, lessening resistance to blood flow. These actions reduce or eliminate symptoms of angina and heart failure, and improve the quality of life for thousands of people worldwide. For more information visit www.vasomedical.com.

Except for historical information contained in this release, the matters discussed are forward-looking statements that involve risks and uncertainties. When used in this report, words such as "anticipated?, "believes?, "could?, "estimates", "expects", "may", "plans", "potential" and "intends" and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. Among the factors that could cause actual results to differ materially are the risk factors reported from time to time in the Company's SEC reports, including the ability of the Company to continue as a going concern. The Company undertakes no obligation to update forward-looking statements as a result of future events or developments.

                               (Tables to follow)

                       Vasomedical, Inc. and Subsidiaries

                      CONSOLIDATED CONDENSED BALANCE SHEETS
                    (in thousands, except per share amounts)

                                                                                   August 31,           May 31,
                                                                                     2006                2006
                                                                               -----------------    -----------------
                                 ASSETS                                           (unaudited)        (Derived from
                                                                                                        audited
                                                                                                       financial
                                                                                                       statements)
CURRENT ASSETS
     Cash and cash equivalents                                                        $1,791               $2,386
     Accounts receivable, net of an allowance for doubtful accounts of
       $373 at August 31, 2006, and $411 at May 31, 2006                               1,001                  843
     Inventories, net                                                                  2,394                2,700
     Other current assets                                                                277                  108
                                                                              -----------------    -----------------
         Total current assets                                                          5,463                6,037

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $2,684 at
   August 31, 2006, and $2,613 at May 31, 2006                                         1,484                1,569
OTHER ASSETS                                                                             297                  306
                                                                              -----------------    -----------------
                                                                                      $7,244               $7,912
                                                                              =================    =================

                  LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Accounts payable and accrued expenses                                              $847                 $938
     Current maturities of long-term debt and notes payable                              223                   97
     Sales tax payable                                                                   137                  173
     Deferred revenue                                                                  1,492                1,601
     Accrued director and executive compensation                                         322                  175
     Accrued warranty and customer support expenses                                       29                   30
     Accrued professional fees                                                            42                   62
     Accrued commissions                                                                 115                   93
                                                                              -----------------    -----------------
         Total current liabilities                                                     3,207                3,169

LONG-TERM DEBT                                                                           835                  853
ACCRUED WARRANTY COSTS                                                                     1                    2
DEFERRED REVENUE                                                                         574                  722

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY

     Common stock, $.001 par value; 110,000,000 shares authorized;
       65,198,592 shares at August 31, 2006, and May 31, 2006, issued
       and outstanding                                                                    65                   65
     Additional paid-in capital                                                       46,149               46,149
     Accumulated deficit                                                             (43,587)             (43,048)
                                                                              -----------------    -----------------
         Total stockholders' equity                                                    2,627                3,166
                                                                              -----------------    -----------------
                                                                                      $7,244               $7,912
                                                                              =================    =================

                       Vasomedical, Inc. and Subsidiaries

                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                                                           Three months
                                                                                              ended
                                                                                            August 31,
                                                                              --------------------------------------
                                                                                    2006                 2005
                                                                              -----------------    -----------------
Revenues
   Equipment sales                                                                  $1,073               $2,457
   Equipment rentals and services                                                    1,009                1,079
                                                                              -----------------    -----------------
     Total revenues                                                                  2,082                3,536

Cost of Sales and Services
   Cost of sales, equipment                                                            609                1,032
   Cost of equipment rentals and services                                              356                  391
                                                                              -----------------    -----------------
     Total cost of sales and services                                                  965                1,423

                                                                              -----------------    -----------------
   Gross profit                                                                      1,117                2,113

Operating Expenses
   Selling, general and administrative                                               1,324                2,409
   Research and development                                                            328                  512
   Provision for doubtful accounts                                                       2                   71
                                                                              -----------------    -----------------
     Total operating expenses                                                        1,654                2,992

                                                                              -----------------    -----------------
LOSS FROM OPERATIONS                                                                  (537)                (879)

Other Income (Expense)
   Interest and financing costs                                                        (19)                 (23)
   Interest and other income, net                                                       21                   19
                                                                              -----------------    -----------------
     Total other income (expense)                                                        2                   (4)

                                                                              -----------------    -----------------
LOSS BEFORE INCOME TAXES                                                              (535)                (883)
   Income tax expense, net                                                              (4)                 (10)
                                                                              -----------------    -----------------
NET LOSS                                                                              (539)                (893)
   Preferred stock dividend                                                             --                 (805)
                                                                              -----------------    -----------------
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS                                         $(539)             $(1,698)
                                                                              =================    =================


Net loss per common share
     - basic                                                                         $(.01)              $(0.03)
                                                                              =================    =================
     - diluted                                                                       $(.01)              $(0.03)
                                                                              =================    =================

Weighted average common shares outstanding
     - basic                                                                    65,198,592           58,646,166
                                                                              =================    =================
     - diluted                                                                  65,198,592           58,646,166
                                                                              =================    =================
REVENUES BY GEOGRAPHIC REGION
   United States business                                                           $1,637               $3,214
   Non-domestic business                                                               445                  322
                                                                              -----------------    -----------------
                                                                                    $2,082               $3,536
                                                                              =================    =================
